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Exhibit 10.33

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR AN ORDER GRANTING CONFIDENTIAL TREATMENT OF SUCH INFORMATION IN ACCORDANCE WITH RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Confidential

DATA ACCESS AGREEMENT

        This Agreement is made and entered into as of October 23, 2001, (herein "Effective Date") between US Search.com Inc, (herein "US Search) with its principal offices located at 5401 Beethoven St., Los Angeles, CA 90066 and Confi-Chek Inc. (herein "Supplier") with its principal offices at 1816 19th Street, Sacramento, CA 95814.

WHEREAS, US Search is a company in the business of providing information services to its customers, both individual consumers and businesses;

WHEREAS, Supplier is a company in the business of providing access to public records and publicly available information to both individual consumers and businesses; and

WHEREAS, the parties desire to enter into this Agreement in furtherance of their mutual business interests.

NOW THEREFORE, upon the mutual convents and promises stated herein the parties agree to be bound to the terms and conditions of this Agreement.

1.    Definitions:

1.1
Data—searchable information, including but not limited to: first name, last name, street address, or state provided in either a query or a result.

1.2
Query—a request for Data.

1.3
Response—a list of names generated from a Query, from which a Report may then be requested.

1.4
Report—a predetermined formatted set of Data usually selected from the Response to a Query.

1.5
Result—all the Data returned as an answer to a Query whether in the form of a Response or a Report.

1.6
SQL—Structured Query Language—an ANSI standard query language.

1.7
Stored Procedure—A set of instructions usually containing SQL instructions and other computer commands.

1.8
Batch—A delimited ASCII text file containing multiple search requests, which are to be queried against a database within a single job.

2.    Grant of Rights:

        Supplier hereby grants and US Search shall have the right to access, use, display, reproduce, and/or sell any and all of the services, stated in Exhibit A and as may be amended from time to time, and/or the Results thereto for any purpose so long as US Search is in compliance with all laws, statutes and regulations including but not limited to the Gramm-Leach-Bliley Act (GLB), federal Fair Credit Reporting Act (FCRA) and Individual Reference Service Group (IRSG), as they may be amended from time to time. US Search shall have the right to maintain an archival copy of all Queries submitted and shall own the Results returned during the Term of this Agreement. Any Data supplied by and

Results returned to US Search are deemed US Search Proprietary Data, as herein defined, and shall be held confidential pursuant to Article 13.

3.    Scope of Services:

        Unless otherwise indicated in the services description attached as Exhibit A, Results shall be delivered immediately over mutually agreed upon supported transports. All services are subject to the Warranties and Representations stated herein.

        Supplier shall not modify, alter, replace or make any change(s) in any of the services stated herein without giving US Search at least thirty (30) days prior written notice of such change. In addition, if a third party data supplier is no longer in a position to provide a service, as defined herein, then Supplier shall use its best efforts to find a replacement service that meets US Search's service definition at the same or better pricing then originally provided. Said replacement service will be of similar or better quality then the service it is replacing.

4.    Access:

        4.1    Web Based Application:    Upon execution, Supplier shall provide US Search a user friendly web based application that provides access to execute Queries, retrieve Responses and order Reports for the products described in Exhibit A, as may be amended from time to time. US Search shall have unlimited access to execute Queries, retrieve Responses and order Reports consistent with the pricing outlined in Exhibit B attached hereto.

        4.2    Direct Database Access:    Direct Database Access is defined as direct access, through use of stored procedures and/or direct SQL queries to Supplier's database server(s), to execute Queries, retrieve Responses and order Reports for the products described in Exhibit A, as that Exhibit may be amended from time to time. Supplier will provide US Search with access to execute Queries, retrieve Responses and order Reports by establishing connectivity directly to the Supplier's database severs through protocols such as: JDBC, ODBC or such other mutually agreeable protocol as the parties may decide. The datasets returned through this mechanism will be unformatted for display purposes but will be well structured such that:

  i)
  The Data can be easily parsed using standard parsing methods;

  ii)
  Any meaningful relationships contained in the Results can be reasonably established.

  US Search intends to use Direct Database Access to improve the user's searching experience through use of Direct Database Access and US Search proprietary technology. A user may be a US Search Employee Agent, including any parent companies, subsidiaries or affiliates, and/or US Search customers.

4.3
US Search Employee Agent's/Direct Database Access.

a)
Post-Purchase. US Search Employee Agents will have Direct Database Access to Supplier's databases to perform Queries for customers (both commercial and consumer) who have purchased a Report.

b)
Pre-Purchase. US Search Employee Agents will have Direct Database Access to Supplier's databases to perform Queries for customers (both commercial and consumer) who are interested in purchasing Report(s) from US Search. This service will be offered to enrich the customer's user experience and convert the customer inquiry to a sale. The parties agree at the onset to cap the number of Queries in this pre-purchase scenario (section 4.3(b)) to a daily average of *** Queries per day measured over the course of a month. The parties agree to use good faith efforts to develop a test program and negotiate an appropriate tiered fee schedule. Once the tiered fee schedule is agreed to the parties shall execute an amendment to this Agreement.

***    THIS INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR AN ORDER GRANTING CONFIDENTIAL TREATMENT OF SUCH INFORMATION IN ACCORDANCE WITH RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

  c)
  If the initial caps stated in sections (a) and (b) above are exceeded prior to the adoption of a tiered fee schedule, US Search agrees to pay Supplier *** for every *** Queries over the cap.

4.4
Commercial Customers/Direct Database Access.

a)
Post-Purchase. US Search's commercial customers that purchase a Report associated with a Direct Database Access service will be provided direct access, in a controlled application environment that US Search will develop. This access will allow commercial customers to search within defined parameters and without any intervention from US Search, so long as these commercial customers have a reasonable purpose to use such Reports in their business enterprise and do not redistribute the Reports or Results to consumers. US Search will flow this restriction to such commercial customers using a Direct Database Access service. Access in this post-purchase scenario (section 4.4(a)) shall be capped at a daily average of *** Queries per day measured over the course of a month.

b)
Pre-Purchase. US Search intends to offer commercial customers Direct Database Access in a defined pre-purchase environment, which the parties mutually agree to. This access would be similar to the access described in Section 4.4(a) above; however, the parties will agree to place internal mechanisms to cap the number of Queries a commercial customer may place for a particular search without actually purchasing a Report. The parties agree at the onset to cap the number of Queries in this pre-purchase scenario (section 4.4(b)) to a daily average of *** Queries per day measured over the course of a month. The parties agree to use good faith efforts to develop a test program and negotiate an appropriate tiered fee schedule. Once the tiered fee schedule is agreed to the parties shall execute an amendment to this Agreement.

c)
If the initial caps stated in sections (a) and (b) above are exceeded prior to the adoption of a tiered fee schedule, US Search agrees to pay Supplier *** for every *** Queries over the cap.

4.5
Consumers/Direct Database Access.

a)
Post-Purchase. US Search is developing a web-based interface that will allow its noncommercial customers (consumers) to search and select products without any intervention from US Search, again the ability to perform searches will be provided in the controlled application environment US Search develops. US Search consumers will have direct access to Supplier's People Finder Database and such other databases as may be licensed for direct access use by US Search consumers. Access in this post-purchase scenario (section 4.5(a)) shall be capped at a daily average of *** Queries per day measured over the course of a month.

b)
Pre-Purchase. This access would be similar to the access described in Section 4.5(a) above; however, the parties will agree to place internal mechanisms to cap the number of Queries a consumer may place for a particular search without actually purchasing a Report. The parties agree at the onset to cap the number of Queries in this pre-purchase scenario (section 4.5(b) to a daily average of *** Queries per day measured over the course of a month. The parties agree to use good faith efforts to develop a test program and negotiate an appropriate tiered fee schedule. Once the tiered fee schedule is agreed to the parties shall execute an amendment to this Agreement.

c)
If the initial caps stated in sections (a) and (b) above are exceeded prior to the adoption of a tiered fee schedule, US Search agrees to pay Supplier *** for every *** Queries over the cap.

***    THIS INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR AN ORDER GRANTING CONFIDENTIAL TREATMENT OF SUCH INFORMATION IN ACCORDANCE WITH RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

4.6
All methods of access, described in this Article shall be available 24 X 7 X 365 through password-protected interface(s) on a per user basis. All access shall have sufficient functionality to provide meaningful access to the services outlined in Exhibit A. Lastly, the Pricing and availability shall be consistent with the provisions of Article 4.1.

5.    Performance Metrics:

        The parties understand that Supplier maintaining availability and functionality of its databases, operations and systems, including but not limited to 24 × 7 × 365 access to third party suppliers, are of the utmost importance in the performance of this Agreement. To that end Supplier will achieve the following minimum performance:

5.1
Supplier shall maintain system Uptime of 99.0% measured on a monthly basis. For purposes of this Agreement, Uptime is defined as Supplier's systems responding to a Query, Stored Procedure, and/or SQL query, from US Search and/or its customers and returning Results, whether in the form of raw Data, Responses, or Reports within reasonable time frames.

5.2
If Downtime, defined as any fifteen (15) minute interval or more in which US Search is not able to access Supplier Data, exceeds 1% per month then US Search shall notify Supplier and Supplier shall have the immediately subsequent month to cure such deficiency. If Supplier is not able to cure the deficiency in the subsequent month, then US Search may elect to cancel this Agreement upon fifteen (15) days notice.

5.3
Supplier shall use its best efforts to schedule Downtime, during non-peak operating hours (e.g. midnight to 5 am PT), and provide not less than forty eight (48) hours prior notice to US Search's technical contact.

5.4
Supplier shall use its best efforts to maintain the same level of connectivity with its third party data suppliers as stated herein.

5.5
Supplier shall perform its obligations set forth herein to a standard not less than the level of performance Supplier provides to itself and other customers who purchase or access similar volumes of products or services for resale. Without limiting the forgoing, Supplier shall at least provide the level of service stated in Sections 5 and 6.

5.6
The parties agree to work together in establishing reliable connectivity through a T1 line, or such other connection as may become available with time.

6.    Support

6.1
Supplier shall provide support to US Search for High Priority Incidents 24 hours a day, 7 days a week, 365 days a year. High Priority Incidents are defined as situations (i) where US Search or its customer cannot retrieve Data or any other Result through a Query, Stored Procedure and/or SQL query; (ii) when response times in retrieving such data are not within the times set forth in this Agreement; or (iii) when US Search reasonably believes that the accuracy of the Results being returned is questionable. Any incident in which US Search or its customers cannot retrieve Results with acceptable responses shall be deemed a High Priority Incident.

6.2
Supplier will name a dedicated support person(s) (Supplier's Technical Contact) to respond to High Priority Incidents. Upon prompt notification via telephone or when appropriate, email, of a High Priority Incident, Supplier shall commence work on resolving the deficiency within one (1) hour of notification and shall engage staff continuously until a resolution is achieved.

6.3
Low Priority Incidents are defined as situations where there is little or no impact to US Search business operations. Support for Low Priority Incidents shall be provided during normal business hours of 8:00 am to 6:00 pm PST, Monday through Friday, excluding holidays as recognized by

  Supplier. Upon notification, as set forth above, of a Low Priority Incident, Supplier will commence work on resolving the deficiency within one (1) business day of notification and will engage staff during regular business hours until an acceptable resolution is achieved.

6.4
Supplier shall maintain a report containing all incidents opened by US Search. The report will include the following information: (i) priority level, (ii) date and time incident reported by US Search, (iii) date and time Supplier responded, (iv) steps taken by Supplier to resolve incident, including status updates to US Search, (v) date of final resolution and (vi) any other information as US Search may reasonably request.

7.    Use of Marks

        To the extent that may be necessary, Supplier is granted a non-exclusive royalty free right to display and reproduce the Trade Name, Trademarks, Service Marks and/or Logos owned by or licensed to US Search solely for the purpose of carrying out Supplier's obligations herein. This license shall terminate immediately upon the expiration or termination of this Agreement. No other implied rights are hereby granted or intended through this license.

8.    Fees and Payments:

8.1
Supplier shall submit to US Search within thirty (30) days of the end of each full calendar month, an invoice detailing the (i) actual services rendered; (ii) the Result type returned (iii) the pricing (as stated in Exhibit B) of each service rendered; (iv) the date the service was ordered; (v) the date the service order was fulfilled (vi) the unique service order identification number; (vii) searcher login ID, and (viii) such other information as may reasonably be requested by US Search. US Search will use good faith efforts to pay all undisputed amounts detailed on the invoice within thirty (30) days of receipt of such invoice. US Search agrees to send payment via courier or express mail. In addition, Supplier shall make this information available to US Search via a password protect online reporting system. US Search agrees to pay Supplier a late fee totaling *** per month of any balance older than ***. US Search agrees to make a monthly minimum payment in the amount of *** during the Term of this Agreement and any renewal Terms.

8.2
The parties further agree that US Search will receive competitive pricing for products and services as compared with Supplier's other customers who purchase products and services at a similar volume.

8.3
Supplier agrees that if it substantially changes its product or service offering to offer less information, slower functionality or diminished performance from the standards set forth in this Agreement, then the parties shall in good faith negotiate a reduction in price of such product or service and a proportionate reduction in the minimum monthly payment. If the parties are unable to come to a mutual agreement regarding either the reduction in price of such product or service or reduction in the monthly minimum, then US Search may cancel the Agreement in whole or in part upon thirty (30) days prior written notice.

9.    US Search Opt-Out Database:

        US Search shall provide Supplier with a copy of its Opt-Out Database and bi-weekly updates to the database or as they become available from time to time, but not more frequently than bi-weekly. Supplier shall integrate US Search's Opt-Out Database into its search module for the appropriate services, as selected by US Search within three (3) business days of receiving the Opt-Out Database. The US Search Opt-Out Database is deemed US Search's Confidential Information as that term is defined herein below. Supplier will provide a mechanism to flag that a non-returned record was "opted out". Supplier shall not charge US Search.com for searches that return a name from the Opt-Out Database. Supplier acknowledges that the Opt-Out Database is a proprietary database and may not be used, sold, rented or otherwise transferred for any purpose other than to perform its obligations herein, without US Search prior written permission.

10.  Term and Termination:

        The term of this Agreement shall continue in full force and effect, for two (2) years from the Effective Date (herein "Term"), unless otherwise terminated consistent with the terms and conditions of this Agreement. This Agreement shall renew at US Search's option for up to five (5) additional one (1) year terms, upon the same terms and conditions as stated herein and as may be amended from time to time, unless US Search provides Supplier with written notice of intent not to renew at least sixty (60) days prior to the expiration of the then current Term.

        Either party may terminate this Agreement if the other party breaches a material term and/or condition to this Agreement and such breach is not cured within fifteen (15) days of written notice from the non-breaching party.

***    THIS INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR AN ORDER GRANTING CONFIDENTIAL TREATMENT OF SUCH INFORMATION IN ACCORDANCE WITH RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

        Upon termination of this Agreement, US Search will pay Supplier for actual services render up to the date of termination. If the total of such costs is less than the total funds paid for the month, the balance will be returned to US Search.

        The Performance Metrics in Article 5, Support in Article 6 and the Warranties set forth in Article 16 are deemed material terms to this Agreement and among other things, form part of the essential purpose of this Agreement.

11.  Service Development:

        During the Term of this Agreement and any renewal Terms thereafter, Supplier agrees that any unique or non-obvious products or services, whether new products or services or enhancements to existing products or services, based on logic or specifications US Search develops and which US Search clearly identifies as Proprietary Confidential Information prior to integrating the logic or specifications for such a product or service shall be deemed a US Search Product (herein "US Search Product"). A US Search Product shall not be provided to or used by any other entity, for a period of eighteen months, without US Search's prior written consent.

12.  Insurance:

        Supplier shall at all times during the Term of this Agreement maintain General Comprehensive Liability Insurance and Errors and Omissions Insurance issued by responsible insurance company(ies) that is/are qualified to do business in the State of California. Under no circumstances will the levels of said insurance be less than one million/three million in the aggregate per occurrence. US Search shall be named as an additional insured. Supplier will provide US Search with a certificate of insurance evidencing such insurance and showing US Search as an additional insured upon execution of this Agreement. In addition to the aforementioned insurance coverage, Supplier will maintain at all times during this Agreement maintain a Business Interruption policy, evidence of said policy will be provided to US Search.

13.  Confidentiality:

13.1
"Confidential Information" means any (i) written material that either party labels, stamps or otherwise designates as confidential, (ii) oral communication that either party designates as confidential at the time that it is made and then reduces to a tangible form within thirty (30) days of stating said information and marks it Confidential, (iii) any information that the receiving party should reasonably understand to be confidential under the circumstances, (iv) any information related to the research, development, services, products, processes (including but not limited to stored procedures and direct SQL queries created by or on behalf of US Search), trade secrets, proprietary data, patent applications, business plans, customer lists, customers, finances, or personnel data of a party or its business, (v) the terms of this Agreement, or (vi) copies of the foregoing. Confidential Information does not include any information that Supplier can document was (i) in the public domain at the time of disclosure, or which enters the public domain other than as a result of the fault or negligence of the receiving party, (ii) already known to the receiving party at the time of first disclosure hereunder without obligation of confidentiality, (iii) rightfully obtained by the receiving party from a third party without obligations of confidentiality, or (iv) lawfully developed by the receiving party independently and without direct or indirect reference to or use of any Confidential Information disclosed to it hereunder.

13.2
Supplier agrees to use the same degree of care that it uses to protect its own Confidential Information, but in no event no less than reasonable care, to prevent the unauthorized use, disclosure, publication or dissemination of US Search's Confidential Information. Supplier shall provide US Search's Confidential Information to its employees only on a "need to know" basis, subject to the terms of this Agreement. Supplier agrees to accept and use US Search's Confidential Information solely in connection with its participation in, and solely with respect to performing the scope services stated herein. Supplier agrees not to use US Search's Confidential Information for its benefit or the benefit of any third party. Notwithstanding the foregoing, Supplier may disclose such Confidential Information if and to the extent required by any judicial or governmental request, requirement or order, provided that Supplier agrees to take reasonable steps to give US Search sufficient notice in order to enable US Search to contest such request, requirement or order.

13.3
The parties agree the existence of this Agreement and its terms and conditions shall be Confidential Information and may only be disclosed to their respective legal representatives, accountants and to any governmental agency that requires information regarding this Agreement.

13.4
The parties acknowledge that the harm caused by the wrongful disclosure of Confidential Information will be difficult, if not impossible, to assess on a monetary basis, alone, and that legal damages may not be sufficient compensation for such wrongful disclosure. Therefore, either party may enforce this Agreement by equitable means, including, but not limited to, injunctive relief, in addition to any other remedies to which it is otherwise entitled.

14.  Indemnification:

        The parties each agree to indemnify, defend and hold the other harmless from and against any and all direct claims for injury or death to persons or direct damage to property (including costs of dispute resolution and reasonable attorney's fees) in any manner caused by, arising from, or growing out of its negligence or willful misconduct in connection with this Agreement. The party seeking indemnity will promptly notify the other party of any such claims setting forth all known details thereof. The party providing indemnity shall have control of the defense of the claim and will not be responsible for settlements or expenses incurred by the indemnified party without giving its prior written consent to any such settlement or incurring such expense. Furthermore, the indemnifying party shall not settle any claims without the consent of the party seeking indemnification. These indemnity obligations shall survive the termination of this Agreement so long as the claim for which indemnity is sought occurs during the term of this Agreement.

15.  Limitation of Liability:

        US Search shall not be liable for any indirect, incidental, special or consequential damages (collectively known as "Damages"), including but not limited to lost business and/or lost profits, whether based in contract, tort or any other theory at law. Unless otherwise stated, US Search's sole obligation and Supplier's sole remedy shall not exceed the amount of payments made by US Search during the Term of this Agreement. The parties agree that the limitations and exclusions of liability and disclaimers specified in this Agreement will survive and apply even if found to have failed of their essential purpose.

16.  Warranties and Representations:

16.1
Supplier warrants that it will at all times (a) comply with all applicable laws then in effect, while performing the services set forth in this Agreement; (b) obtain all necessary consents and authorizations prior to providing any services; (c) ensure that none of the services will infringe on the proprietary or ownership rights of any party; and (d) maintain the personnel, linkages, equipment, data suppliers and data necessary to accomplish the services contemplated hereunder; (e) Supplier shall at all times during this Agreement maintain communication connectivity with its vendors; and (f) Supplier is the legal and beneficial holder of all patent, copyright, proprietary and all other rights, titles and interests, including but not limited to any licenses, in or to the Supplier's services, subject to no liens, encumbrances or third-party claims, and any grant of rights to Supplier's services to US Search and its customers does not violate any Laws, third party supplier contracts or any third-party rights.

16.2
Supplier warrants and represents that it shall use its best efforts to obtain, compile, integrate, update on a regular basis, and maintain its databases and access to third party data suppliers so that they are current, accurate and complete. In the event that Supplier's database(s) fails to meet these requirements or third party access is interrupted, US Search shall be entitled to the remedies set forth herein.

16.3
Supplier recognizes that US Search may warrant the currency, accuracy and completeness of its service to its customers and US Search may provide a refund due to the lack of currency, accuracy and/or completeness as a result of Supplier's products. If US Search experiences a substantial increase in refunds due to the lack of currency, accuracy and/or completeness over two (2) consecutive months, US Search shall notify Supplier and Supplier shall have thirty (30) days to cure the deficiency in the product(s) and provide US Search with sufficient evidence of the steps taken to cure the defect. If Supplier is unable to cure the deficiency and provide sufficient evidence of the steps taken to cure the defect during the cure period, then US Search shall provide Supplier with fifteen (15) days notice of cancellation of the Agreement.

16.4
Supplier further warrants that the compilation of and transmittal of the Data, Responses and/or Results to US Search is not in violation of any law, statute or other governmental regulation and Supplier is in compliance with the Principles of the Individual Reference Services Group ("IRSG") as currently existing or as may be amended in the future at all times during the Term of this Agreement.

16.5
These warranties and representations, among other things, form the basis upon which US Search is entering into this Agreement.

16.7
Furthermore and in addition to any other remedy provided under this Agreement, at law or in equity, and regardless of any cure period, if Supplier cannot substantially perform its obligations, as set forth herein, for two or more consecutive months, US Search shall be entitled, to cancel this Agreement upon fifteen (15) days notice.

17.  Arbitration:

        If a dispute arises under this Agreement, the parties agree to first try to resolve the dispute with the help of a mutually agreed upon mediator in the following location: Los Angeles, California. The parties shall share any costs and fees other than attorney fees associated with the mediation equally.

        If it proves impossible to arrive at a mutually satisfactory solution through mediation, the parties agree to submit the dispute to binding arbitration in the following location: Los Angeles, California. The parties agree that the binding arbitration will be conducted with and under the rules of Action Dispute Resolution Services. Judgment upon the award rendered by the arbitrator may be entered in any court with jurisdiction to do so.

18.  Audit:

        US Search or its representative shall have the right to audit all of Supplier's books, records and other documents, as they relate to the provision of services under this Agreement.

        Furthermore, Supplier will permit US Search, at US Search's expense, to retain a reputable, independent certified public accounting firm of US Search's choice for the purpose of reviewing, at a mutually agreed upon time during normal business hours, those books, records and documents of Supplier that relate to the calculation of charges under this Agreement. In the event that any review reveals an over charge of more than ten (10) percent, Supplier will pay the costs of such review, including, but not limited to, the costs and fees of the accounting firm selected by US Search. US Search shall be reimbursed in the amount that it was over charged.

19.  Notice:

        Unless otherwise specified herein, to wit: Article 6, a notice, to be effective, must be given in writing. Unless otherwise specified herein a notice is considered effectively given when it is received by the intended recipient or when the intended recipient refuses delivery. If a notice is mailed by certified or registered United States mail, with return receipt requested, or sent by a courier or delivery service, to the address of the intended recipient specified above (or such other address as the intended recipient has previously specified in a written notice received by the sender), the notice shall be presumed to have been received or refused by the intended recipient on the date indicated on the return receipt or return invoice.

20.  Miscellaneous:

20.1
The Parties warrant and represent that they each possess the legal authority and capacity to enter into this agreement. Furthermore, that the individuals executing this Agreement are authorized to bind their respective corporations to this Agreement.

20.2
The laws the State of California shall govern this Agreement.

20.3
Neither party will be liable for delay or default in the performance of its obligations under this Agreement if such delay or default is caused by conditions beyond its reasonable control, including but not limited to: fire, flood, accident, earthquakes, telecommunications line failures, storm, acts of war, riot, government interference, strikes and/or walk-outs. In the event such a delay lasts more than fifteen (15) days, the party not experiencing the event may terminate this Agreement upon prior written notice to the other party. Should US Search terminate the Agreement in accordance with the foregoing, US Search will pay for Services rendered up to the effective date of termination.

20.4
This Agreement constitutes the entire understanding and agreement between the parties and supersedes any and all prior understandings and/or agreements between the parties with respect to the subject matter. Neither party shall be bound by and each party specifically objects to any term, condition or other provision that is different from or in addition to the provisions of this Agreement. No change, amendment or modification of any provision of this Agreement or waiver of any of its terms will be valid unless set forth in writing and mutually agreed to by the parties.

20.5
Neither party will assign its rights or duties under this Agreement to another without the prior express written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that either US Search or Supplier may assign this Agreement to a successor in ownership of all or substantially all its business assets or shares of stock. Such successor will expressly assume in writing the obligation to perform in accordance with the terms and conditions of this Agreement. Any other purported assignment will be void. This Agreement will inure to the benefit of and bind the parties' respective permitted assignees.

20.6
This Agreement may be executed in counterparts which taken together shall be regarded as one and the same Agreement. Either party's facsimile signature will be deemed a binding acceptance of this Agreement by such party.

20.7
If any term, condition or provision of this Agreement, or any part thereof, shall be found to be illegal or unenforceable to any extent for any reason, such provision shall be modified or deleted so as to make the balance of such provision and this Agreement, as modified, valid and enforceable to the fullest extent permitted by law.

20.8
US Search and Supplier are independent entities and nothing in this Agreement will create any partnership, joint venture, agency, franchise, or employment relationship between the parties. Each party shall be responsible for the direction and control of its employees, subcontractors, and/or consultants and nothing under this Agreement shall create any relationship between the employees, subcontractors and/or consultants of US Search or Supplier respectively.

        In witness whereof, the parties hereto have executed this Agreement to be effective as of the Agreement Effective Date.

CONFI-CHEK.COM INC.		US SEARCH.COM INC.
By:	/s/ ROB MILLER	By:	/s/ BRENT N. COHEN
Name:	Rob Miller	Name:	Brent N. Cohen
Title:	Pres.	Title:	Chief Executive Officer

Exhibit A

        ***

***    THIS INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR AN ORDER GRANTING CONFIDENTIAL TREATMENT OF SUCH INFORMATION IN ACCORDANCE WITH RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit B

Current payment schedule

        ***

***    THIS INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR AN ORDER GRANTING CONFIDENTIAL TREATMENT OF SUCH INFORMATION IN ACCORDANCE WITH RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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  Exhibit 10.33
DATA ACCESS AGREEMENT
  Exhibit A
  Exhibit B